Exhibit 3.2

COMPANIES ACTS 1963 TO 2013

COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

of

AERCAP IRELAND CAPITAL LIMITED

Incorporated on 22 November 2013

(As amended by special resolution effective 22 November 2013, 12 December 2013,

 16 April 2014 and 14 May 2014 )

McCann FitzGerald

Solicitors

Riverside One

Sir John Rogerson’s Quay

Dublin 2

JTMD\9097652.5

COMPANIES ACTS 1963 TO 2013

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

- OF -

AERCAP IRELAND CAPITAL LIMITED

Incorporated on 22 November 2013

(As amended by special resolution effective 22 November 2013, 12 December 2013, 16 April 2014 and 14 May 2014)

1.                                      The name of the Company is AerCap Ireland Capital Limited.

2.                                      The objects for which the Company is established are:

(a)

(1)                                 To carry on the business of a holding company and for such purpose to acquire and hold, either in the name of the Company or in the name of any trust, nominee or agent, any shares, stocks, bonds, debentures or debenture stock (whether perpetual or not), loan stock, notes, obligations or other securities or assets of any kind, whether corporeal or incorporeal (in this paragraph referred to as “Securities”) issued or guaranteed by any company and similarly to acquire and hold as aforesaid any Securities issued or guaranteed by any government, state, ruler, commissioners, or other public body or authority (sovereign, dependent, national, regional, local or municipal), and to acquire any Securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit and to exercise and enforce all rights and powers conferred by or incidental to the ownership of any Securities.

(2)                                 To take part in the formation, management, supervision or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any Directors, accountants or other experts and agents, to transact or carry on all kinds of agency business and in particular in relation to the investment of money, sale of property and the collection and receipt of money.

(3)                                 To acquire, whether by purchase, hire, charter, lease, demise, exchange or otherwise, and to hold and/or own, aircraft of any type or kind, helicopters, ships, vessels, crafts, engines, vehicles, machines and equipment of all kinds or any interest therein.

(4)                                 To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by the creation of charges or mortgages (whether legal or equitable) or floating charges upon the undertaking and all or any of the property and rights of the Company both present and future including its goodwill and uncalled capital, or by the creation and issue on such terms and conditions as may be thought expedient of debentures, debenture stock or other securities of any description.

(5)                                 To the extent that the same is permitted by law, to give financial assistance for the purpose of or in connection with a purchase or subscription of or for shares in the Company or the Company’s holding company for the time being (as defined by Section 155 of the Companies Act, 1963) and to give such assistance by any means howsoever permitted by law.

(6)                                 As an object of the Company in itself and as a pursuit in itself or otherwise, to give credit to or become surety or guarantor for any person or company and to give all descriptions of guarantees and indemnities for any person or company upon such terms as may seem expedient and either with or without the Company receiving any consideration and/or benefit therefore.

(7)                                 To lease, sell, license, hire out, let, charter or otherwise dispose of aircraft of any type or kind, helicopters, ships, vessels, crafts, engines, vehicles, machines and equipment of all kinds or any interest therein.

(8)                                 To construct, equip, maintain, repair, alter or improve aircraft of any type or kind, helicopters, ships, vessels, crafts, engines, vehicles, machines and equipment of all kinds or any interest therein.

(9)                                 To carry on all or any of the business of carriers by air, land or water, agents for, or managers of, aircraft and air transport services.

(10)                          To act as chartering agents, merchants, freight contractors, warehousemen, wharfingers, lightermen, stevedores and forwarding agents, and as underwriters and insurers of aircraft of any type or kind, helicopters, ships, vessels, craft, engines, vehicles, machines and equipment of all kinds and of goods and other property and as consultants on air and maritime affairs, and as providers of management and training services of all kinds.

(11)                          To own, manage, work and trade with aircraft of any type or kind, helicopters, ships, vessels, craft, engines, vehicles, machines and equipment of all kinds with all necessary and convenient equipment, or any share or interests in aircraft, helicopters, ships, vessels, craft, engines, vehicles, machines and equipment of all kinds, including shares, stocks or securities of companies  possessed of or interested in any aircraft, helicopters, ships, vessels, craft, engines, vehicles, machines and equipment of all kinds.

(12)                          To issue, purchase, acquire, deal, trade, hold, manage or otherwise enter into an arrangement which constitutes any financial asset including, without limitation, shares, units, sub-units (or other stocks or securities), bonds, asset backed securities and other securities, all kinds of futures, options, swaps, derivatives and similar instruments, invoices and all types of receivables, obligations evidencing debt (including loans and deposits), leases and loan and lease portfolios, hire purchase contracts, acceptance credits and all other documents of title relating to the movement of goods, bills of exchange, commercial paper, promissory notes and all other kinds of negotiable or transferable instruments, and/or to purchase, acquire, deal, trade, hold, manage or otherwise enter into an arrangement which constitutes any asset consisting of, or an interest or a contractual right to, any financial asset.

(13)                          To purchase, take transfer of, invest in and acquire by any means whatsoever loans, bonds, notes, debentures and other obligations involving the extension of credit to any persons, bodies of persons, body corporates or entities whatsoever, on such terms and in such manner as the directors of the Company think fit, and to purchase, take transfer of, invest in and acquire by any means whatsoever, on such terms and subject to in such manner as the directors think fit, any security given or provided by any person, body or persons, body corporate or entity whatsoever in connection with such loans, bonds, notes, debentures and obligations (including, without limitation, mortgages, charges, pledges and other security interests over any freehold, leasehold or other property and any personal property wherever situate and guarantees, indemnities, personal obligations, insurances and any other means of credit or other support) and to hold, manage and deal with, sell, alienate or otherwise dispose of, on such terms and in such manner as the directors of the Company think fit, all or any of such loans, bonds, notes, debentures and obligations and/or related security.

(14)                          To appoint and act through any agents, administrators, contractors or delegates in any part of the world in connection with the undertaking and business of the Company on such terms and subject to such conditions as the directors of the Company think fit.

(15)                          To act as an investment holding company and to co-ordinate the business of any companies in which the Company is for the time being interested and to acquire (whether by original subscription, tender, purchase, exchange or otherwise) the whole or any part of the stock, shares, debentures, debenture stocks, bonds and other securities issued or guaranteed by a body corporate constituted or carrying on business in any part of the world or by any government, sovereign ruler, commissioners, public body or authority and to hold the same as investments and to sell, exchange, carry and dispose of the same.

(16)                          As an object of the Company and as a pursuit in itself or otherwise, and whether for the purpose of making a profit or avoiding a loss or for any other purposes whatsoever, to purchase, acquire, sell, deal, enter into, engage or otherwise trade in credit default swaps, credit derivatives, credit protection and/or credit selling.

(b)                                 To carry on all of the said businesses or any one or more of them as a distinct or separate business or as the principal business of the Company, to carry on any other business manufacturing or otherwise which may seem to the Company capable of being conveniently carried on in connection with the above or any one of the above or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property or rights.

(c)                                  To act as managers, consultants, supervisors and agents of other companies or undertakings, and to provide for such companies or undertakings, managerial, advisory, technical, purchasing, selling and other services, and to enter into such agreements as are necessary or advisable in connection with the foregoing.

(d)                                 To acquire by subscription, purchase, exchange, tender or otherwise and to accept and take hold, or hold upon security, or sell shares, stocks, debentures, debenture stock, bonds, bills, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation, government, state, dominion, colony, sovereign, ruler, commissioners, trust, municipal, local or other authority or body of whatsoever nature wheresoever situated.

(e)                                  To make such provision for the education and training of employees and prospective employees of the Company and others as may seem to the Company to be advantageous to or calculated, whether directly or indirectly, to advance the interests of the Company or any member thereof.

(f)                                   To take part in the formation, management, supervision or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants or other experts and agents.

(g)                                  To purchase, take on lease or in exchange, or otherwise acquire and hold for investment any estate or interest in any lands, buildings, easements, rights, privileges, concessions, grants and any real and personal property of any kind.

(h)                                 To invest and deal with the moneys of the Company not immediately required and in such manner as from time to time may be determined.

(i)                                     To sell, improve, manage, develop, exchange, lease, hire, mortgage, dispose of, turn to account or otherwise deal with all or any part of the undertaking, property and rights of the Company on such terms as the Company thinks fit and in particular (without limitation) either with or without the Company receiving any consideration or benefit.

(j)                                    To establish, regulate and discontinue franchises and agencies, and to undertake and transact all kinds of trust, agency and franchise business which an ordinary individual may legally undertake.

(k)                                 To buy, acquire, sell, manufacture, repair, convert, alter, take on hire, let on hire and deal in machinery, plant, works, implements, tools, rolling stock, goods, and things of any description.

(l)                                     To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company, or which the Company shall consider to be preliminary thereto.

(m)                             To amalgamate or enter into partnership or any joint purpose or profit-sharing arrangement with and to co-operate in any way with or assist or subsidise any company, firm society, partnership or person, and to purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any such body or person, carrying on any business which this Company is authorised to carry on or possessed of any investments or other property suitable for the purposes of the Company and to conduct or carry on, or liquidate and wind up, any such business.

(n)                                 To employ experts to investigate and examine into the conditions, prospects, value, character and circumstances of any business concerns and undertakings, and generally of any assets, property or rights.

(o)                                 To apply for and take out, purchase or otherwise acquire any trade marks, designs, patents, copyright or secret processes, which may be useful for the Company’s objects, and to grant licences to use the same.

(p)                                 To secure or otherwise collateralise on such terms and in such manner as may be thought fit, any indebtedness or obligation of the Company, either with or without the Company receiving any consideration or benefit, whether by personal covenant of the Company, or by mortgage, charge, pledge, assignment, trust or any other means involving the creation of security over all or any part of the undertaking, assets, property, rights, goodwill, uncalled capital and revenues of the Company of whatever kind both present and future or by any other means of collateralisation including, without limitation, by way of transfer of title to any of such undertaking, assets, property, rights, goodwill, uncalled capital and revenues.

(q)                                 To guarantee the payment of any debts or the performance of any contract or obligation of any company or association or undertaking or of any person and to give indemnities of all kinds and to secure any such guarantee and any such indemnity in any manner and in particular (without limitation) either with or without the Company receiving any consideration or benefit by the creation of charges or mortgages (whether legal or equitable) or floating charges or the issue of debentures charged upon all or any of the undertaking, assets, property, rights, goodwill, uncalled capital and revenues of the Company both present and future.

(r)                                    To draw, make, accept, endorse, discount, negotiate, execute and issue and to buy, sell and deal with bills of exchange, promissory notes and other negotiable or transferable instruments.  Provided always that nothing herein contained shall empower the Company to act as stock and share brokers or dealers.

(s)                                   To advance and lend money or provide credit and financial accommodation upon such security as may be thought proper, or without taking any security therefor either with or without the Company receiving any consideration or benefit.

(t)                                    To remunerate by cash payment or allotment of shares or securities of the Company credited as fully paid-up or otherwise, any person or company for services rendered or to be rendered to the Company, whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures or other securities of the Company, or in or about the formation or promotion of the Company.

(u)                                 To provide for the welfare of persons in the employment of, or holding office under, or formerly in the employment of, or holding office under the Company, or its predecessors in business, or any directors or ex-directors of the Company, and the wives, widows and families, dependants or connections of such persons, by grants of money, pensions or other payments, and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of any such persons, and by providing or subscribing towards places of instruction and recreation, and hospitals, dispensaries, medical and other attendances, and other assistance, as the Company shall think fit, and to form, subscribe to or otherwise aid, charitable, benevolent, religious, scientific, national, or other institutions, exhibitions or objects, which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operations or otherwise.

(v)                                 To procure the registration or incorporation of the Company in or under the laws of any place outside the State.

(w)                               To establish or promote or concur in establishing or promoting any company or companies for the purposes of acquiring all or any of the property, rights and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares, debentures or other securities of any such other company.

(x)                                 As an object of the Company and as a pursuit in itself or otherwise, and whether for the purpose of making a profit or avoiding a loss or for any other purpose whatsoever, either with or without the Company receiving any consideration or benefit, to engage in currency and interest rate transactions and any other financial or other transactions of whatever nature, including any transaction for the purposes of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or from any other risk or factor affecting the Company’s business, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign and Irish currency, spot and forward exchange rate contracts, forward rate agreements, caps, floors and collars, futures, options, swaps, and any other currency interest rate and other hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing.

(y)                                 To accept stock or shares in, or the debentures, mortgages or other securities of any other company in payment or part payment for any services rendered, or for any sale made to, or debt owing from any such company, whether such shares shall be wholly or only partly paid up, and to hold and retain or re-issue with or without guarantee, or sell, mortgage or deal with any stock, shares, debentures, mortgages or other securities so received, and to give by way of consideration for any of the acts and things aforesaid, or property acquired, any stock, shares, debentures, mortgages or other securities of this or any other company.

(z)                                  To obtain any Ministerial order or licence or any provisional order or Act of the Oireachtas or Charter for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(aa)                          To enter into any arrangement with any government or local or other authority that may seem conducive to the Company’s objects or any of them, and to obtain from any such government, or authority, any rights, privileges and concessions which the Company may think it desirable to obtain, and to carry out, and to exercise and comply with the same.

(bb)                          To distribute in specie or otherwise as may be resolved, any assets of the Company among its members, and particularly the shares, debentures or other securities of any other company formed to take over the whole or any part of the assets or liabilities of this Company.

(cc)                            To do all or any of the matters hereby authorised in any part of the Republic of Ireland or in any part of the world and either alone or in conjunction with, or as contractors, factors, trustees or agents for, any other company or person, or by or through any factors, trustees or agents.

(dd)                          To do all such other things as may be considered to be incidental or conducive to the above objects or any of them.

(ee)                            To deal with and dispose of any of the Company’s assets, whether by way of gift or otherwise, for any purpose including arrangements relating to the funding of the Company or any other company which is a member of the AerCap Holdings N.V. group of companies (the “AerCap Group”) and to make and/or accept gifts (whether by way of capital contribution or otherwise), including without limitation, any contributions to AerCap Global Aviation Trust or such other member of the AerCap Group in connection with the acquisition by the AerCap Group of 100% of the issued and outstanding shares of common stock in International Lease Finance Corporation pursuant to the share purchase agreement dated 16 December 2013 by and among, AIG Capital Corporation, American International Group, Inc., AerCap Holdings N.V. and AerCap Ireland Limited.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in anywise limited by reference to any other paragraph or the order in which the same occur or the name of the Company nor shall any express statement in any object that it is an object of the Company be taken to mean or imply that any object not expressly stated to be such is not an object of the Company

3.                                      The liability of the members is limited.

4.                                      The share capital of the Company is US$100,000.00 divided into 100,000 shares of US$1.00 each.

We, the several persons whose names and addresses are subscribed, wish to be formed into a Company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and descriptions of Subscribers	Number of Shares taken by each Subscriber.

AerCap Ireland Limited 4450 Atlantic Avenue Westpark Shannon Co. Clare	One

Body Corporate

/s/ Thomas Kelly
Director/authorised signatory
Name: Thomas Kelly

Total Shares take: One

Dated: this 19 day of November 2013

Witness to the above signatures:

Signature:	/s/ Vilma O’Malley

Name:	Vilma O’Malley

Address:	4450 Atlantic Avenue Westpark Shannon Co. Clare

COMPANIES ACTS 1963 TO 2013

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

AERCAP IRELAND CAPITAL LIMITED

PRELIMINARY

Incorporated on 22 November 2013

1.                                      The Company is a private Company, and accordingly the Regulations contained in Part II of Table A in the First Schedule to the Companies Act 1963 (which Act is hereinafter called “the Act” and which Table is hereinafter called “Table A”), except Regulation 1, 6 and 9 therein, shall apply to the Company, but so that in Regulation 2(b) “ninety-nine” shall be substituted for “fifty”.

2.                                      The Regulations, other than Regulations numbered 8, 24, 47, 51, 54, 77, 79, 84, 86, 91 to 96 (inclusive), 105 to 112 (inclusive), 133, 136 and 138, contained in Part 1 of Table A shall apply to the Company save in so far as they are excluded or modified hereby.

3.                                      In these Articles, the following terms shall have the following meanings:

“Acts” means the Companies Acts 1963 to 2013 and every other enactment which is to be read together with any of those Acts;

“electronic address” means any address or number used for the purposes of sending or receiving documents or information by electronic means; and

“electronic means” are means of electronic equipment for the processing (including digital compression), storage and transmission of data, employing wires, radio, optical technologies, or any other electromagnetic means.

4.                                      Expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form provided that it shall not include writing in electronic form except (i) as provided in these Articles and (ii) in the case of a notice, document or information to be given, served or delivered to the Company, where the Company has agreed to receipt in such form and such notice, document or information is given, served or delivered in such form and manner as may have been specified by the directors from time to time for the giving, serving or delivery of notices, documents or information in electronic form. Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand and any mode of electronic signature as may from time to time be approved by the directors.

5.                                      A notice, document or information is given, served or delivered in “electronic form” if it is given, served or delivered by electronic means including, without limitation, by making such notice, document or information available on a website or by sending such notice, document or information by e-mail.

CAPITAL

6.                                      The share capital of the Company is US$100,000.00 divided into 100,000 shares of US$1.00 each.

7.

(a)                                 Subject to the provisions of Part XI of the Companies Act 1990, the Company may issue, or convert any of its shares into, shares which are, or are liable at the option of the Company or the holder thereof, to be redeemed and may redeem such shares accordingly.  Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as treasury shares and re-issue any such treasury shares as shares of any class or classes or cancel them.

(b)                                 The Company may give any form of financial assistance which is permitted by the Acts for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in the Company’s holding company and regulation 10 of Part 1 of Table A will be modified accordingly.

8.                                      The lien conferred by Regulation 11 in Part I of Table A shall attach to fully paid as well as partly paid shares and shall also apply in respect of all monies immediately payable by the registered holder or his estate to the Company.

ALLOTMENT

9.                                     (a)                                     The directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities within the meaning of section 20 of the Companies (Amendment) Act 1983.  The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be ninety-nine thousand nine-hundred and ninety-nine shares of US$1.00 each.  The authority hereby conferred shall expire on the date which is five years after the date of incorporation of the Company.

(b)                                 The Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry, and the directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

(c)                                  Subsections (1), (7) and (8) of section 23 of the Companies (Amendment) Act 1983 shall not apply to any allotment by the directors of equity securities within the meaning of the said section 23.

PURCHASE OF OWN SHARES

10.                               Subject to the provisions of the Companies Acts 1963 to 2012 and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its own shares of any class, including any redeemable shares, and may cancel any shares so purchased or may hold them as treasury shares and reissue any such treasury shares as shares of any class or classes or cancel them.  Neither the Company nor the directors shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.  Notwithstanding anything to the contrary contained in these Articles, the rights attached to any class of shares shall be deemed not to be varied by anything done by the Company pursuant to this Article.

TRANSFER OF SHARES

11.                              (a)                                     All transfers of shares may be effected by transfer in writing in the usual or common form, or in such other form as the directors may accept.

(b)                                 The instrument of transfer of a share shall be signed by or on behalf of the transferor but need not (in cases other than partly paid shares) be executed on behalf of the transferee and need not be attested and Regulation 22 in Part l of Table A shall be modified accordingly.  The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect thereof.

SHAREHOLDERS’ WRITTEN RESOLUTIONS

12.                               A resolution in writing (other than one in respect of which extended notice is required by the Act to be given) signed by all the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly appointed representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held and, if described as a special resolution, shall be deemed to be a special resolution within the meaning of the Act.  Any such resolution may consist of several documents in the like form each signed by one or more members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly appointed representatives).

GENERAL MEETINGS

13.                               Annual general meetings shall be held in Ireland unless in respect of any particular meeting either all the members entitled to attend and vote at such meeting consent in writing to its being held elsewhere or a resolution providing that it be held elsewhere has been passed at the preceding annual general meeting.  Extraordinary general meetings may be held in or outside Ireland.  Regulation 50 shall be construed as if the words “within the State” were deleted therefrom.

14.                              Notice in writing of a general meeting of the Company is to be taken as given to a person in any case in which notice of the meeting is sent by electronic means to such electronic address as may have been provided to the Company by that person.

PROCEEDINGS AT GENERAL MEETINGS

15.                               The following words shall be added to the end of Regulation 53 in Part I of Table A “and fixing the remuneration of the directors”.

16.                               The words “the meeting shall be dissolved” shall be substituted for the words “the members present shall be a quorum” in Regulation 55 in Part I of Table A.

17.                               It shall not be necessary to give any notice of an adjourned meeting and Regulation 58 in Part I of Table A shall be construed accordingly.

18.                               A poll may be demanded by any member present in person or by proxy and Regulation 59 in Part I of Table A shall be modified accordingly.

19.                               In Regulation 70 of Part I of Table A the words “not less than 48 hours before the time for holding” and “not less than 48 hours before the time appointed for” shall be deleted and there shall be substituted therefor in each case the words “before the commencement of”.

PROXIES

20.                               The appointment of a proxy may, subject to the directors so approving such appointment in the case of any particular meeting, notwithstanding any other provisions of these Articles, be made by electronic means:

(a)                                 in a form specified by the directors from time to time;

(b)                                 executed with such electronic signature as may be specified by the directors from time to time; and

sent to such address as may be notified by the directors for that purpose from time to time and provided that the directors shall not be obliged to so approve in any particular case.

SINGLE-MEMBER COMPANY

21.                               If and for so long as the Company has only one member:

(a)                                 in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member shall be a quorum;

(b)                                 a proxy for the sole member may vote on a show of hands;

(c)                                  the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member shall be chairman of any general meeting of the Company;

(d)                                 all other provisions of these Articles shall apply with any necessary modification (unless the provision expressly provides otherwise).

DIRECTORS

22.                               The number of directors shall not be less than two and unless and until otherwise determined by the Company in general meeting not more than ten.  The first directors shall be the persons who are described as such in the statement to be delivered to the registrar in accordance with section 3(1)(a) of the Companies (Amendment) Act 1982.

23.                               A director need not hold any shares of the Company to qualify him as a director.

24.                               The office of director shall be vacated automatically:

(a)                                 if he is adjudged bankrupt, or any event equivalent or analogous thereto occurs, in the State or any other jurisdiction or he makes any arrangement or composition with his creditors generally; or

(b)                                 if he in the opinion of his co-directors becomes incapable by reason of mental disorder of discharging his duties as director; or

(c)                                  if he ceases to be a director or is prohibited from being a director by reason of any order made (or deemed to have been made) under any provision of the Companies Acts 1963 to 2012; or

(d)                                 if he is absent from meetings of the directors for six consecutive months without leave, and his alternate director (if any) shall not during such period have attended in his stead and the directors resolve that his office be vacated; or

(e)                                  if he, not being a director holding any executive office for a fixed period, resigns his office by notice in writing to the Company; or

(f)                                   if he is convicted of an indictable offence unless the directors otherwise determine; or

(g)                                  if the Court makes a declaration in respect of him under section 150 of the Companies Act 1990.

25.                               The directors shall not retire by rotation, and Regulation 97 of Part I of Table A shall be modified accordingly and the last sentence of Regulation 100 of Part I of Table A shall be deleted.

26.                               A director appointed by the directors to fill a casual vacancy or as an addition to the board shall not retire from office at the annual general meeting next following his appointment and the last sentence of Regulation 98 of Part I of Table A shall be deleted.

27.                               Notwithstanding the provisions of section 182 of the Act, the Company may by special resolution remove any director before the expiration of his term of office.  The Company may by ordinary resolution appoint another person in place of the director so removed.

28.                               A resolution or other document in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the directors shall otherwise determine either generally or in any specific case) by electronic means, facsimile transmission or some other similar means of transmitting the contents of documents.  A resolution or other document signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

29.                              (a)                                 For the purposes of these Articles, the contemporaneous linking together by telephone or other means of electronic communication of a number of directors not less than the quorum shall be deemed to constitute a meeting of the directors, and all the provisions in these Articles as to meetings of the directors shall apply to such meetings, provided that:

(i)                                     each of the directors taking part in such a meeting must be able hear, and speak to, each of the other directors taking part; and

(ii)                                  at the commencement of such a meeting each director must acknowledge his presence and that he accepts that the proceedings will be deemed to be a meeting of the directors.

(b)                                 A director may not cease to take part in the meeting by disconnecting his telephone or other means of communication unless he has previously obtained the express consent of the chairman of the meeting, and a director shall be conclusively presumed to have been present and to have formed part of the quorum at all times during the meeting unless he has previously obtained the express consent of the chairman of the meeting to leave the meeting.

(c)                                  A minute of the proceedings at such meeting by telephone or other means of communication shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the chairman of the meeting.

(d)                                 The provisions of this Article shall apply, mutatis mutandis, to meetings of committees of the directors.

ALTERNATE DIRECTORS

30.                              (a)                                A director shall be entitled to appoint any person as his alternate director and may at any time revoke any appointment so made.  Any such appointment or removal shall be effected by a notice in writing by the appointor and shall be effective forthwith upon the delivery of such notice to the Company at the registered office.

(b)                                 Any alternate director shall be entitled to notice of meetings of directors, to attend and vote as a director at any meeting at which his appointor is not present and to exercise all the functions of his appointor as a director (except in respect of the power to appoint an alternate).  Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate (in addition to his own vote if he is also a director).

(c)                                  An alternate director shall while acting as such be deemed an officer of the Company and not the agent of his appointor.  An alternate director shall not be entitled to receive from the Company any part of his appointor’s remuneration.

(d)                                 An alternate director shall cease to be an alternate director if for any reason his appointment is revoked or his appointor ceases to be a director.

BORROWING POWERS

31.                               The directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, and to mortgage or charge all or any of the property and rights of the Company both present and future including its goodwill and, subject to section 20 of the Companies (Amendment) Act 1983, to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

EXECUTIVE OFFICE

32.                              The directors may from time to time appoint one or more of their body to hold any executive office in the management of the business of the Company, including the office of chairman or deputy chairman or managing or joint managing or deputy or assistant managing director, as the directors may decide, for such fixed term or without limitation as to period and on such terms as to remuneration and otherwise as they think fit, and a director appointed to any executive office shall (without prejudice to any claim for damages for breach of any service contract between him and the Company) if he ceases to hold the office of director from any cause ipso facto and immediately cease to hold such executive office.  The directors may entrust to and confer upon any director so appointed to executive office any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw or vary all or any of such powers.

33.                               The directors may appoint any managers or agents for managing any of the affairs of the Company, either in the State or elsewhere, and may fix their remuneration, and may delegate to any manager or agent any of the powers, authorities and discretions vested in the directors, with power to sub-delegate, and any such appointment or delegation may be made upon such terms and subject to such conditions as the directors may think fit, and the directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

SECRETARY

34.                               Anything by the Companies Acts 1963 to 2012 or these Articles required or authorised to be done by or to the secretary may be done by or to any assistant or acting secretary, or if there is no assistant or acting secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the directors.

ACCOUNTS

35.                               Where the Company is obliged by the Acts or by these Articles to send a member (i) copies of the Company’s accounts and of the directors’ and auditors’ reports or (ii) any other document, such copies or other document may be sent by electronic means to such electronic address as may have been provided to the Company by that person.

NOTICES

36.                              (a)                                 Subject to the Acts and except where otherwise expressly provided in these Articles, any notice, document or information to be given, served or delivered to the Company pursuant to these Articles shall be in writing in a paper copy or, subject to paragraph (b), in electronic form.

(b)                                 Subject to the Acts and except where otherwise expressly provided in these Articles, a notice, document or information may be given, served or delivered to the Company in electronic form only if this is done in such form and manner as may have been specified by the directors from time to time for the giving, service or delivery of notices, documents or information in electronic form.  The directors may prescribe such procedures as they think fit for verifying the authenticity or integrity of any such notice, document or information given, served or delivered to it in electronic form.

37.                               (a)                                 Subject to the Acts and except where otherwise expressly provided in these Articles, any notice, communication, document or information to be given, served or delivered by the Company pursuant to these Articles shall be in writing in paper copy or electronic form.

(b)                                 Subject to the Acts and except where otherwise expressly provided in these Articles, any notice, document or information to be given, served or delivered in pursuance of these Articles may be given to, served on or delivered to any member by the Company:

(i)                                     by handing same to him or his authorised agent;

(ii)                                  by leaving the same at his registered address;

(iii)                               by sending the same by the post or other delivery service in a pre-paid cover addressed to him at his registered address; or

(iv)                              by sending the notice, the document (other than a share certificate) or the information in electronic form to such electronic address as may from time to time be authorised by the member or by making it available on a website (provided the member receives, by any of the means at (i) to (iii) above or by electronic means to such electronic address as may from time to time be authorised by the member, notification complying with Article 42 of the fact that the notice, document or information has been placed on the website).

(b)                                 Where a notice, document or information is given, served or delivered pursuant to sub-paragraph (b)(i) or (ii), the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(c)                                  Where a notice, document or information is given, served or delivered pursuant to sub-paragraph (b)(iii), the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty four hours after the cover containing it in paper copy form was posted or given to delivery agents (as the case may be).  In proving such giving, service or delivery, it shall be sufficient to prove that such cover was properly addressed, pre-paid and posted or given to delivery agents.

(d)                                 Where a notice, document or information is given, served or delivered pursuant to sub-paragraph (b)(iv), the giving, service or delivery thereof shall be deemed to have been effected:

(i)                                     if sent in electronic form to an electronic address, at the expiration of twenty four hours after the time it was sent; or

(ii)                                  if made available on a website, at the expiration of twenty four hours after the time when it was first made available on the website.

(e)                                  Where any member has furnished his or her electronic address to the Secretary and has not notified the Secretary in writing (including by electronic mail) that he no longer wishes to receive communications by electronic mail, then the delivery to him of any notice, document or information by electronic mail (whether contained in the body of the electronic mail message or as an attachment to it) shall be deemed good delivery on the terms set out in sub-paragraph (e) above.

(f)                                   If the Company receives a delivery failure notification following the sending of a notice, document or other information in electronic form to an electronic address in accordance with sub-paragraph (b)(iv), the Company shall give, serve or deliver the notice, document or information in paper copy or electronic form (but not by electronic means) to the member either personally or by post addressed to the member at his registered address or (as applicable) by leaving it at that address.  This shall not affect when the notice, document or information was deemed to be received in accordance with sub-paragraph (e).

38.                               Every person who, by operation of law, transfer or other means, shall become entitled to any share shall be bound by every notice or other document which, previous to his name and address being entered on the register in respect of such share, shall have been given to the person in whose name the share shall have been previously registered.

39.                               Any notice or document sent by post to the registered address of any member shall notwithstanding that such member be then deceased, and whether or not the Company have notice of his decease, be deemed to have been duly served in respect of any shares, whether held solely or jointly with other persons by such member, until some other person or persons be registered in his stead as the holder or joint holders thereof, and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his or her executors or administrators, and all persons (if any) jointly interested with him or her in any such share.

40.                               Notice of every general meeting and every separate general meeting of the holders of any class of shares in the capital of the Company shall be given in some manner hereinbefore authorised to:

(a)                                 every member of the Company entitled to attend or vote thereat; and

(b)                                 every person entitled to receive dividends in respect of a share vested in him in consequence of the death or bankruptcy of a member, who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

(c)                                  the auditor for the time being of the Company; and

(d)                                 every director for the time being of the Company.

No other person shall be entitled to receive notice of general meetings.  Every person entitled to receive notice of every such general meeting shall be entitled to attend thereat.

41.                               The signature to any notice to be given by the Company may be written or printed.

PUBLICATION ON WEBSITE

42.                               A notification to a member of the publication of a notice on a website pursuant to these Articles shall state:

(a)                                 the fact of the publication of the notice on a website;

(b)                                 the address of that website and, where necessary, the place on that website where the notice may be accessed and how it may be accessed; and

(c)                                  in the case of a notice of a general meeting of members or class of members:

(i)                                     that it concerns a notice of a meeting served in accordance with the Articles or by order of a court, as the case may be;

(ii)                                  the place, date and time of the meeting;

(iii)                               whether the meeting is to be an annual general meeting or an extraordinary general meeting; and

(iv)                              the address of any other website (if such is the case) where procedures as to voting are stated or facilitated.

43.                               The notice shall be published on that website, in the case of a notice of meeting, throughout the period beginning with the giving of that notification and ending with the conclusion of the meeting, and in any other case for a period of not less than one month from the giving of the notification.

44.                               This Article shall be treated as being complied with, and, in the case of a meeting, nothing in Articles 42 and 43 above shall invalidate the proceedings of a meeting where:

(a)                                 any notice that is required to be published as mentioned in Article 43 is published for a part, but not all, of the period mentioned in that Article; and

(b)                                 the failure to publish that notice throughout that period is attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid, such as system, telecommunications or power outages.

INDEMNITY

45.                               Every director, managing director, agent, auditor, secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 391 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto.  But this Article shall only have effect in so far as its provisions are not avoided by section 200 of the Act.

46.                               The Directors may delegate any of their powers to Committees consisting of such person or persons (whether a member or members of their body or not) as they think fit.  Any Committee so formed may delegate any of its powers to Sub-Committees consisting of such person or persons (whether a member or members of such Committee or not) as it thinks fit.  Any Committee or Sub-Committee so formed shall in the exercise of any power so delegated conform to any regulations that may from time to time be imposed upon it by the Directors or (as the case may be) the Committee by whom or by which it was appointed. For avoidance of doubt, such regulations may permit the Committee or Sub-Committee (as the case may be) to approve by electronic means any matter delegated to it. Meetings of any such Sub-Committee or Committee shall be held regularly in Ireland.  Such meetings shall be held outside Ireland only occasionally. The chairman of any meeting of any such Sub-Committee or Committee shall be a member of such Sub-Committee or Committee attending the meeting and shall be appointed by a majority of the members of such Sub-Committee or Committee attending the meeting.

47.                               The meetings and proceedings of any such Committee or Sub-Committee consisting of two or more members shall be governed by the provisions of these Regulations regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors or (as the case may be) the Committee by whom or by which it was appointed under the last preceding Regulation.  In particular (and subject to any regulations so made by the Directors or, as the case may be, such Committee) questions arising at any meeting shall be decided by a majority of votes.  Notwithstanding the foregoing meetings of any such Committee or Sub-Committee shall be held regularly in Ireland.  Such meetings shall be held outside Ireland only occasionally.  All Directors attending such meetings should attend in person i.e. not by conference or audio- visual communication facilities.  Where this is not feasible any such meeting using conference or audio- visual communication facilities should be initiated by a Director located in Ireland and only such Directors as are located in Ireland should have voting rights.

48.                               All acts done by any meeting of the Directors or of any Committee or Sub-Committee appointed under Regulation 48 or by any person acting as a Director or as a member of any such Committee or Sub-Committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or any member of such Committee or Sub-Committee or any person acting as aforesaid, or that they or any of them were disqualified, be as valid as if such defect had not occurred.’

Names Addresses and Descriptions of Subscribers

AerCap Ireland Limited
4450 Atlantic Avenue
Westpark
Shannon
Co. Clare

Body Corporate

/s/ Thomas Kelly
Director/authorised signatory
Name: Thomas Kelly

Dated: this 19 day of November 2013

Witness to the above signatures:

Signature:	/s/ Vilma O’Malley

Name:	Vilma O’Malley

Address:	4450 Atlantic Avenue Westpark Shannon Co. Clare